Exhibit 10.1

NON-REDEMPTION AND SHARE TRANSFER AGREEMENT

This Non-Redemption and Share Transfer Agreement (“Agreement”), dated January __, 2023, between Blockchain Coinvestors Acquisition Sponsors I LLC (the “Sponsor”), the undersigned investor (the “Investor”), and, solely with respect to Section 2(b), Blockchain Coinvestors Acquisition Corp. I (the “Company” or “BCSA”).

RECITALS

A. BCSA, a Cayman Islands exempted company, will hold a special meeting of its shareholders (the “Meeting”) to consider and act upon a proposal (the “Extension Proposal”) to extend the time the Company has to consummate an initial business combination (a “Business Combination”) from May 15, 2023 to November 15, 2023 (the “Extension”).

B. The Investor is willing to not to seek redemption, or to reverse any previously submitted redemption demand(s), of certain of the Class A ordinary shares issued in BCSA’s initial public offering (“Public Shares”) at the Meeting upon the terms set forth herein in connection with BCSA shareholders’ right to redeem Public Shares upon approval by BCSA shareholders of an extension to the date by which BCSA must complete a Business Combination (the “Extension Redemption”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor and the Sponsor hereby agree as follows:

1. Non-Redemption. The Investor hereby agrees to not request redemption and, if applicable, to reverse any previously submitted redemption demand(s), with respect to an aggregate of [•] Public Shares (the “Non-Redeemed Shares”) held by the Investor; provided, that in no event will the Investor be required to continue to hold, or to not request redemption or to reverse any previously submitted redemption demand(s) with regard to, a number of Public Shares representing in excess of 9.9% of the total number of Class A ordinary shares of the Company immediately following completion of the Extension Redemption. The Investor shall have no obligation to hold any Public Shares following the effectuation of the Extension. Nothing in this Agreement is intended to restrict or prohibit the Investor’s ability to redeem any Public Shares other than the Non-Redeemed Shares. The Sponsor shall provide the Investor with the final number of Public Shares immediately following completion of the Extension Redemption no later than 11:30 a.m. Eastern on the date of the Meeting.

2. Sponsor Share Transfers.

(a) In consideration of the agreement set forth in Section 1 hereof and subject to the Investor’s complying with this Agreement, the Sponsor (or its designees) will, immediately after the closing of a Business Combination (the “Closing”), transfer to the Investor an aggregate of 75,000 Class B ordinary shares of the Company (the transferred Class B ordinary shares, as those may be converted or exchanged into a Class A ordinary shares, the “Transferred Founder Shares”) for each 350,000 of Non-Redeemed Shares (or 75/350th of an ordinary share for each Non-Redeemed Share, rounded down to the nearest whole ordinary share) beneficially owned by the Sponsor (or its designees) if (i) the Non-Redeemed Shares are held by Investor from the date hereof through the close of business on the day the Meeting is held, (ii) the Non-Redeemed Shares are not redeemed at or in connection with the Meeting and Extension Proposal, and (iii) the Extension is approved at the Meeting and is effected by BCSA’s filing with the appropriate authorities an amendment to its charter effectuating the Extension. The Transferred Founder Shares shall be re-issued in the name of the Investor either in physical certificate form or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System, as directed by the Investor.

(b) The Sponsor hereby assigns to the Investor all of its rights, duties and obligations with respect to the Transferred Founder Shares under the Registration and Shareholder Rights Agreement, dated as of November 9, 2021, by and among the Company, the Sponsor and the other shareholders of the Company signatory thereto (as it exists on the date of this Agreement, as amended, the “Registration Rights Agreement”). The Sponsor and BCSA hereby agree that this Agreement constitutes written notice to BCSA of such assignment in accordance with the Registration Rights Agreement. By executing this Agreement, the Investor and BCSA hereby agree, effective upon the Investor’s receipt of the Transferred Founder Shares, that the Investor shall automatically become a party to the Registration Rights Agreement (as it exists on the date hereof, as amended pursuant to Section 2(b)), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Transferred Founder Shares (together with any other equity security of the Sponsor issued or issuable with respect to any such Transferred Founder Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder. To the extent necessary, the Sponsor and BCSA will amend the Registrations Rights Agreement to conform restrictions on registration and transfers to the requirements under the Lock-Up Agreement (defined below).

(c) The Investor agrees that the Transferred Founder Shares to be received hereby shall be subject to the transfer restrictions set forth in the form of Lock-Up Agreement attached hereto as Exhibit A (the “Lock-Up Agreement”). The Investor shall, contemporaneously with the execution of this Agreement, execute and deliver to BCSA the Lock-Up Agreement.

(d) The Investor acknowledges that prior to, or at the time of, an initial Business Combination, the Sponsor has the authority to subject the Class B ordinary shares of the Company (the “Founder Shares”) to earn-outs, forfeitures, transfers or other restrictions, or amend the terms under which the Founder Shares were issued or any restrictions or other provisions relating to the Founder Shares set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares, and that the Sponsor may effectuate such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements, including arrangements relating to the relaxation or early release of restrictions, in such amounts and pursuant to such terms as it determines in its sole and absolute discretion for any reason. The Sponsor acknowledges and agrees that any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements shall not apply to the Transferred Founder Shares being transferred to the Investor hereunder and the terms and conditions applicable to the Transferred Founder Shares being transferred to the Investor hereunder (including without limitation the terms and conditions of the Registration Rights Agreement and the Lock-Up Agreement, as each exists as of the date hereof, as amended pursuant to Section 2(b)) shall not be changed as a result of any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements.

(e) If at any time the number of outstanding ordinary shares of the Company is increased or decreased by a consolidation, combination, split or reclassification of the ordinary shares or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in outstanding ordinary shares of the Company.

(f) If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving BCSA in which its ordinary shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of Class B ordinary shares or Class A ordinary shares of BCSA, the Sponsor shall transfer, with respect to each Transferred Founder Share to be transferred hereunder, the kind and amount of securities, cash or other property into which such Transferred Founder Shares converted or exchanged.

3. Representations of the Investor. The Investor hereby represents and warrants to the Sponsor, and covenants, as applicable, that:

(a) The Investor, in making the decision to receive the Transferred Founder Shares from the Sponsor, has not relied upon any oral or written representations or assurances from the Sponsor or any of BCSA’s officers, directors, partners or employees or any other representatives or agents other than those contained in this Agreement. The Investor further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the Transferred Founder Shares.

(b) This Agreement has been validly authorized, executed and delivered by the Investor and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Investor does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Investor is a party which would prevent the Investor from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Investor is subject.

(c) The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Investor’s own legal counsel and investment and tax advisors.

(d) The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the transfer of Transferred Founder Shares contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(e) The Investor is acquiring the Transferred Founder Shares solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, if any, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and the Investor has no present arrangement to sell the Transferred Founder Shares to or through any person or entity except as may be permitted hereunder.

(f) The Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Transferred Founder Shares. The Investor is aware that an investment in the Transferred Founder Shares is highly speculative and subject to substantial risks. The Investor is cognizant of and understands the risks related to the acquisition of the Transferred Founder Shares, including those restrictions described or provided for in this Agreement pertaining to transferability. The Investor is able to bear the economic risk of its investment in the Transferred Founder Shares for an indefinite period of time and able to sustain a complete loss of such investment.

(g) The Investor acknowledges and agrees that the Transferred Founder Shares are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of BCSA’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

(h) No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Investor in connection with the acquisition of the Transferred Founder Shares. The Investor is not entitled to and will not accept any such fee or commission.

(i) The Investor understands that the Transferred Founder Shares are being offered and sold to the Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Investor may not sell or transfer the Transferred Founder Shares except pursuant to an effective registration statement filed under the Securities Act or an exemption from registration.

(j) If the Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Transferred Founder Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Transferred Founder Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Transferred Founder Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Transferred Founder Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

4. Sponsor Representations. The Sponsor hereby represents and warrants to the Investor, and covenants, as applicable, that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Sponsor does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Sponsor is a party which would prevent the Sponsor from performing its obligations hereunder (including without limitation the Registration Rights Agreement and the letter agreement, dated November 9, 2021, by and among the Company, the Sponsor, and the officers and directors of the Company) or (ii) any law, statute, rule or regulation to which the Sponsor is subject.

(b) The Sponsor (or its designees) is the beneficial owner of the Transferred Founder Shares and will transfer them to the Investor immediately after the Closing free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws and the transfer restrictions referred to in Section 2(c) hereof.

(c) Until the earlier of (i) the consummation of BCSA’s initial business combination; (ii) the liquidation of the Trust Account; and (iii) 24 months after consummation of BCSA’s initial public offering, the Sponsor shall cause BCSA to maintain the investment of funds held in the Trust Account in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations.

(d) The Sponsor shall cause BCSA not to utilize any funds from the Trust Account to pay any potential excise taxes that may become due upon a redemption of the Public Shares, including in connection with a liquidation of BCSA if it does not effect an initial business combination prior to its termination date.

5. Disclosure; Exchange Act Filings. To the extent not previously filed, as soon as practicable after execution of this Agreement (and in any event no later than 9:00 a.m. Eastern on the business day immediately following the date hereof), the Sponsor will cause the Company to file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting (i) the execution of a form of this Agreement and (ii) the covenants contained in Section 4(c) and Section 4(d) hereof, in each case without naming the Investor. Upon the filing of such Current Report on Form 8-K, to the Sponsor’s knowledge, the Investor shall not be in possession of any non-public information received from the Company, the Sponsor or any of their officers, directors or employees. The Sponsor agrees that the name of the Investor will not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule, in which case the Sponsor shall provide the Investor with prior written notice of such disclosure to the extent permitted by applicable law, regulation or stock exchange rule.

6. Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, including the conflicts of law provisions and interpretations thereof.

8. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by electronic mail or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

9. Termination. This Agreement shall become null and void and of no force and effect if any of the Non-Redeemed Shares held by the Investor are submitted to BCSA’s transfer agent with instructions to redeem such Public Shares in connection with the Meeting or Extension Proposal and such instructions are not withdrawn prior to the date of the Meeting other than as provided for in Section 1. Notwithstanding any provision in this Agreement to the contrary, the Sponsor’s obligation to transfer the Transferred Founder Shares to the Investor shall be conditioned on the Closing occurring. This Agreement shall become null and void and of no force and effect if the Extension is not approved on or prior to [•], 2023 or if BCSA determines not to effectuate the Extension (of which the Sponsor will provide the Investor written notice).

10. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

11. Acknowledgement; Waiver. The Investor (i) acknowledges that the Sponsor may possess or have access to material non-public information which has not been communicated to the Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that the Investor may now have or may hereafter acquire, whether presently known or unknown, against the Sponsor, the Company or any of their officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10-b(5) of the Exchange Act; and (iii) is aware that the Sponsor is relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto.

13. Most Favored Nation. In the event that in connection with the Extension Proposal the Sponsor enters one or more other non-redemption or forward share purchase agreements before or after the execution of this Agreement, the Sponsor represents that the terms of such other agreements will not be materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that another third party is afforded any such more favorable terms than the Investor, the Sponsor shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

14. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for on the signature pages hereto or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address provided for on the signature pages hereto or at which the party has otherwise provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

15. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

16. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SPONSOR:

BLOCKCHAIN COINVESTORS ACQUISITION SPONSORS I LLC

By:
Name:
Title:

Address:
Email:

INVESTOR:

[INVESTOR]

By:
Name:
Title:

Address:
Email:

Acknowledged and agreed to Section 2(b):

COMPANY:

BLOCKCHAIN COINVESTORS
ACQUISITION CORP. I

By:
Name:
Title:

Address:
Email:

[SIGNATURE PAGE TO NON-REDEMPTION AND SHARE TRANSFER AGREEMENT]

Exhibit A

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”), dated as of January ___, 2023, is among Blockchain Coinvestors Acquisition Corp. I, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”) and the undersigned investor (“Holder”).

RECITALS

WHEREAS, the Company, BCSA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and QENTA Inc., a Delaware corporation (“QENTA”) are parties to the Business Combination Agreement, dated as of November 9, 2022 (the “Business Combination Agreement”), by and among the Company, Merger Sub and QENTA, pursuant to which, among other things, on the Closing Date, Merger Sub will merge with and into QENTA, with QENTA surviving the Merger as a wholly-owned subsidiary of the Company (the “Merger”).

WHEREAS, the Company, Blockchain Coinvestors Acquisition Sponsors I LLC, a Delaware limited liability company (the “Sponsor”) and each of the Insiders (as defined in such agreements, and, together with the Sponsor, the “Original Holders”) are parties to certain Letter Agreements dated as of November 9, 2021 (the “Prior Agreement”).

WHEREAS, Holder has agreed to not to seek redemption, or to reverse any previously submitted redemption demand(s), of certain of the Class A ordinary shares issued in the Company’s initial public offering (“Public Shares”) pursuant to that certain Non-Redemption and Share Transfer Agreement with the Sponsor and the Company, dated on or about the date hereof (the “Non-Redemption Agreement”), in connection with the approval by the Company’s shareholders of an extension to the date by which the Company must consummate its initial business combination in exchange for the assignment of shares of Class B ordinary shares of the Company held by the Sponsor, which transferred shares are expected to be, after giving effect to the transactions contemplated by the Business Combination Agreement, shares of Common Stock (as defined below) (the Common Stock and such transferred shares, the “Transferred Founder Shares”).

WHEREAS, in connection with the Merger and the Non-Redemption Agreement, the parties hereto wish to set forth herein certain understandings between the parties with respect to restrictions on transfer of equity interests in the Company.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Agreement” has the meaning set forth in the Preamble.

“Board” means the Board of Directors of the Company.

“Business Combination Agreement” has the meaning set forth in the Recitals.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company or to direct the operations of the Company.

“Closing Date” has the meaning set forth in the Business Combination Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Company” has the meaning set forth in the Preamble.

“Covered Shares” means the Transferred Founder Shares beneficially owned or owned of record by Holder.

“Effective Time” shall have the meaning set forth in the Business Combination Agreement.

“Holders” has the meaning set forth in the Preamble.

“Lock-up Period” has the meaning set forth in Section 2.1.1.

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Non-Redemption Agreement” has the meaning set forth in the Recitals.

“Original Holders” has the meaning set forth in the Recitals.

“Permitted Transferees” has the meaning set forth in Section 2.2.

“Prior Agreement” has the meaning set forth in the Recitals.

“QENTA” has the meaning set forth in the Recitals.

“Sponsor” has the meaning set forth in the Recitals.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person.

“Transferred Founder Shares” has the meaning set forth in the Recitals.

ARTICLE II

LOCK-UP

Section 2.1 Lock-Up.

2.1.1 Except as permitted by Section 2.2, Holder shall not Transfer any of Holder’s Covered Shares until the date that is 180 days from the Closing Date (the “Lock-up Period”). Each certificate evidencing any Covered Shares may include any legend that the Company deems appropriate to reflect the restrictions on Transfer set forth in this Agreement, in addition to any other applicable legends.

2.1.2 During the Lock-up Period, any purported Transfer by Holder of Holder’s Covered Shares not in accordance with this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose. In order to enforce this Section 2.1, the Company may impose stop-transfer instructions with respect to the Covered Shares of Holder (and the Permitted Transferees and assigns thereof) until the end of the Lock-Up Period and any extensions applicable at the time, except for Transfers in compliance with the exceptions in Section 2.2.

2.1.3 Holder acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement, Holder’s Covered Shares shall remain subject to any restrictions on Transfer under applicable securities laws of any governmental entity, including all applicable holding periods under the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time and other rules of the Commission.

Section 2.2 Exceptions. The provisions of Section 2.1 shall not apply to:

2.2.1 Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or charitable contribution;

2.2.2 Transfers of shares of Common Stock by Holder to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of Holder;

2.2.3 Transfers by will or intestate succession upon the death of Holder;

2.2.4 the Transfer of shares of Common Stock pursuant to a qualified domestic order, court order or in connection with a divorce settlement;

2.2.5 if Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with Holder, or (ii) distributions of shares of Common Stock to partners, limited liability company members or stockholders of Holder, including, for the avoidance of doubt, if Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership;

2.2.6 if Holder is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

2.2.7 Transfers to the Company’s officers, directors or their affiliates;

2.2.8 Transfers to a nominee or custodian of a person or entity to whom a Transfer would be permissible under Sections 2.2.1 through 2.2.7;

2.2.9 Transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Common Stock subject to this Agreement shall remain subject to this Agreement; provided, however, that in the case of any Transfer pursuant to Sections 2.2.1 through 2.2.8, each pledgee or transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement (such transferees, “Permitted Transferees”).

Section 2.3 Release of Lock-up Restrictions. Notwithstanding the other provisions set forth herein, the Board may, in its sole discretion, determine to waive, amend, or repeal the restrictions set forth in Section 2.1 above, whether in whole or in part; provided, that any such waiver, amendment or repeal shall not make such restrictions more restrictive or apply for a longer period of time.

Section 2.4 Other Lock-up Restrictions. The Company hereby acknowledges and agrees that this Article II supersedes Section 5 of the Prior Agreement in all respects, and, upon execution of this Agreement by each of the Company and Holder, the Prior Agreement shall be deemed amended to remove Section 5 of each of the Prior Agreement.

ARTICLE III

TERMINATION

Section 3.1 Termination. This Agreement shall terminate upon the earliest to occur of: (i) the termination of the Business Combination Agreement in accordance with its terms, and (ii) the date on which neither Holder nor any of Holder’s Permitted Transferees are subject to the restrictions contained in Section 2.1.

Section 3.2 Effect of Business Combination Agreement Termination. This Agreement shall only become effective at the Effective Time, and prior to such date this Agreement shall be of no force and effect. In the event of a termination of this Agreement as a result of the termination of the Business Combination Agreement, this Agreement shall become void.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given when delivered (i) by delivery in person, (ii) by e-mail, having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or receipt of a similar message that such e-mail was not deliverable or not received by such intended recipient), or (iii) by nationally recognized overnight delivery service to the other parties as follows (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 4.1):

If to the Company, to it at:

Blockchain Coinvestors Acquisition Corp. I

PO Box 1093, Boundary Hall

Cricket Square, Grand Cayman

KY1-1102, Cayman Islands

Attention: Lou Kerner

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

1120 N.W. Couch Street Tenth Floor

Portland, Oregon 97209

Attention: M. Christopher Hall and Gina Eiben

If to Holder, to the address or email address set forth for Holder on the signature page hereof.

Section 4.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the subject matter hereof is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 4.3 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be assigned (whether by operation of law or otherwise) by any party without the prior express written consent of the Company.

Section 4.4 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 4.5 Governing Law. This Agreement, and any rights or claims arising from or relating to this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 4.6 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.6.

Section 4.7 Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware lacks or declines to accept jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware), for the purposes of any proceeding, claim, demand, action or cause of action arising under, for enforcement or breach of, or relating to this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of jurisdiction and venue of any such proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Each party hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding claim, demand, action or cause of action against such party arising under, for enforcement or breach of, or relating to this Agreement or any of the transactions contemplated hereby, (a) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 4.7 for any reason, (b) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the proceeding, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (ii) the venue of such proceeding, claim, demand, action or cause of action against such party is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 4.1 shall be effective service of process for any such proceeding, claim, demand, action or cause of action.

Section 4.8 Construction; Interpretation. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless business day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, or Schedules are to Articles, Sections, and Schedules of this Agreement; and (k) all references to any law will be to such law as amended, supplemented or otherwise modified or re-enacted from time to time.

Section 4.9 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail, electronic signature or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 4.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 4.11 Amendment. This Agreement may not be amended except by an instrument in writing signed by (i) the Company and (ii) Holder.

Section 4.12 Waiver. At any time, (i) the Company may (a) extend the time for the performance of any obligation or other act of Holder, (b) waive any inaccuracy in the representations and warranties of Holder contained herein or in any document delivered by Holder pursuant hereto and (c) waive compliance with any agreement of Holder or any condition to its own obligations contained herein. At any time, (i) Holder may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to their own obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

By:
Name:
Title:

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:
Name:

By:
Name:
Title:

Address for
Notice:
Telephone No.:
Email
Address: